                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 15, 2000 relating to the financial statements and financial statement schedule of eLoyalty Corporation which appears in eLoyalty Corporation's Annual Report on Form 10-K for the year ended December 31, 1999.


PricewaterhouseCoopers LLP

Chicago, Illinois
July 26, 2000